                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:
        / / Preliminary proxy statement      Confidential, for Use of the
                                             Commission Only
        /X/ Definitive proxy statement       (as permitted by Rule 14a-6(e)(2))
        / / Definitive additional materials
        / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             WALL STREET DELI, INC.
                (Name of registrant as Specified in Its Charter)

                                   REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

 /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

 / / $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).

 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4)  Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:
         (2)  Form, schedule or registration statement no.:
         (3)  Filing party:
         (4)  Date filed:

                               September 29, 1995


Dear Shareholder:

         You are cordially invited to attend the 1995 Annual Meeting of Shareholders which will be held at 10:00 a.m. on Thursday, November 2, 1995, in the Board of Directors Meeting Room on the mezzanine floor of AmSouth Bank, at the AmSouth-Sonat Building located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama.

         Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

         It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed envelope as promptly as possible.

         We look forward to seeing you at the shareholders meeting.

                                        Sincerely,



                                        Alan V. Kaufman
                                        Chairman of the Board

                             WALL STREET DELI, INC.
                             3514 Lornaridge Drive
                           Birmingham, Alabama 35216
                                 (205) 822-3960
                                ________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 2, 1995

         The Annual Meeting of Shareholders of WALL STREET DELI, INC., a Delaware corporation (the "Company"), will be held at the Board of Directors Meeting Room of AmSouth Bank of Alabama, in the AmSouth-Sonat Building, located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama, on Thursday, November 2, 1995, at 10:00 a.m. Central Standard Time.

         At the Annual Meeting shareholders will consider and act upon the following matters:

         1. The election of six directors, each director to hold office until his successor is elected and qualified.

         2. The ratification of authorization for the Audit Committee to select the Company's independent auditors.

         3. The transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on September 18, 1995, as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

      All shareholders are cordially invited to attend the Annual Meeting.

                                        By Order of the Board of Directors

                                        ALAN V. KAUFMAN
                                        Chairman of the Board

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                             WALL STREET DELI, INC.
                             3514 Lornaridge Drive
                           Birmingham, Alabama 35216
                                ________________



                                PROXY STATEMENT

         The following information is furnished in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS of Wall Street Deli, Inc. (the "Company"), to be voted at the Annual Meeting of shareholders to be held on November 2, 1995. A copy of the Annual Report of the Company for the fiscal year ended July 1, 1995, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about September 29, 1995.

                             GENERAL INFORMATION

PROXY

         Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company. Proxies which are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the nominees for directors and FOR the ratification of auditors. On any other matters that may properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

         Shareholders of record at the close of business on September 18, 1995, are entitled to notice of, and to vote at, the Annual Meeting. As of September 7, 1995, there were 3,549,792 shares of the Company's common stock issued and outstanding, and entitled to vote. The holders of common stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

         A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of directors and all other matters to be submitted to a vote require the affirmative vote of a majority of the votes cast at the meeting. Proxies marked as abstentions or as broker no votes will be treated as shares present for purposes of determining whether a quorum is present. Broker no votes (that is, shares held in street name for which proxies have been designated as not voted) will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; in addition certain officers and directors of the Company and persons acting under their instructions may also solicit proxies on behalf of management by telephone or in person. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's stock. The cost of such additional solicitation, if any, and such expenses is not expected to be material.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of September 7, 1995, certain information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.



           Name and Address of                                    Amount and Nature of         Percentage
              Beneficial Owner                                   Beneficial Ownership(1)     of Common Stock
         --------------------------                         -------------------------------  ---------------
 Alan V. Kaufman                                                         360,612(2)                 9.9%
 Chairman and Nominee
 3514 Lornaridge Drive
 Birmingham, Alabama 35216

 Robert G. Barrow                                                        309,149(3)                 8.5%
 President and Chief Executive Officer, Director and Nominee
 5683 South Rex Road
 Memphis, Tennessee 38119

 Jeffrey V. Kaufman                                                       98,129(4)                 2.7%
 Executive Vice President, Chief Operating Officer and Nominee
 3514 Lornaridge Drive
 Birmingham, Alabama 35216

 Arnold McGruder                                                             - 0 -                   *
 Treasurer and Chief Accounting Officer
 5683 South Rex Road
 Memphis, Tennessee 38119

 William S. Atherton                                                      74,650(5)                 2.0%
 Director and Nominee
 1924 S. Utica
 Tulsa, Oklahoma 74104

 Joe Lee Griffin                                                      180,328(5)(6)                 4.9%
 Director and Nominee
 3940 Montclair Road, Suite 500
 Birmingham, Alabama 35213

 Louis C. Henderson, Jr.                                                   9,222(5)                  *
 Director and Nominee
 2 Office Park Circle, Suite One
 Birmingham, Alabama 35223

 Jake L. Netterville                                                      34,750(5)                 1.0%
 Director and Nominee
 8550 United Plaza Boulevard
 Baton Rouge, Louisiana 70809

 All directors and executive officers                                  1,066,840(7)                29.3%
 as a group (8 persons)

----------------------

*  Less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership, and 26,250 shares subject to options held by Mr. Kaufman. The reported amount does not include 98,129 shares and options for shares beneficially owned by Mr. Kaufman's son, Jeffrey V. Kaufman (who is listed and included in the group below), or an aggregate 26,307 shares beneficially owned by two other adult children, as to all of which Mr. Kaufman disclaims any beneficial interest.

(3) The amount reported includes 50,625 shares owned by Kaufman-Barrow Properties, a general partnership, and 26,250 shares subject to options held by Mr. Barrow. The reported amount also includes 5375 shares owned by one of Mr. Barrow's sons, but does not include 18,738 shares and options for shares owned by two other adult children, as to which Mr. Barrow disclaims any beneficial interest.

(4) The amount reported includes 5250 shares owned by Mr. Kaufman's minor son as to which he disclaims beneficial ownership. The amount reported also includes 17,000 shares subject to options.

(5) The reported amounts for Mr. Atherton, Mr. Griffin, Mr. Henderson and Mr. Netterville include 6,000 shares each that may be acquired upon exercise of options.

(6) The amount reported includes 60,000 shares owned by JLG Investments, Inc. of which Mr. Griffin is President.

(7) The amount reported includes an aggregate 93,500 options held by officers and directors included in the group.


                             ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors will be elected to hold office until their successors are elected and qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. The election of each director requires the affirmative vote of a majority of the votes cast at the meeting. No nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominations for membership on the Board of Directors originated with the Board of Directors. It is believed that all such nominees are available for election. If any are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

         The Company's bylaws provide for a minimum of three, and a maximum of seven directors. Since 1991 the Company has had six directors; the Board of Directors has presently fixed the number of directors at seven, and has nominated Mr. Jeffrey Kaufman to this position. All of the other nominees as listed below are now directors of the Company and have served continuously in that capacity since their first election. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

                                    Principal Occupation and                       Director
 Name and Age                       Other Directorships Held                       Since
 ------------                       ------------------------                       -----
 Alan V. Kaufman                    Chairman of the Board since 1966;              1966
 Age:  58                           Chairman and President of the Company 1966
                                    to August 1995(1)


 Robert G. Barrow                   President and Chief Executive Officer of       1966
 Age:  59                           the Company since August 1995; Executive
                                    Vice President and Chief Financial Officer
                                    1966 to 1995

 William S. Atherton                Partner, Atherton & Murphy                     1991
 Age:  62                           Investment Company (personal
                                    investments) since 1965; Chairman
                                    and CEO, A&M Food Services, Inc.,
                                    1981 to 1986(2); Director, Advantage
                                    Media, Inc., 1991 to 1993


 Joe Lee Griffin                    President and Director, JLG Investments,       1978
 Age:  65                           Inc. (personal investments) since 1989;
                                    until 1989, President
                                    and Director, NASCO Sales and
                                    Service, Inc.


 Louis C. Henderson, Jr.            President, The Hackney Group, Inc.             1977
 Age:  58                           (management consulting services), since
                                    1989; Senior Vice President, Operations,
                                    Protective Life Corporation and Protective
                                    Life Insurance Company, 1981 to 1989

 Jeffrey V. Kaufman                 Executive Vice President and Chief             Nominated
 Age:  34                           Operating Officer of the Company since         1995
                                    August 1995; Senior Vice President and
                                    National Operations Manager 1993 to 1995;
                                    Regional Vice President, Central Region
                                    1987 to 1993(1)


 Jake L. Netterville                Managing Partner, Postlethwaite                1982
 Age:  57                           & Netterville, Certified Public
                                    Accountants

(1) Mr. Alan V. Kaufman is the father of Mr. Jeffrey V. Kaufman, who has been an employee of the Company since 1985 and an executive officer since 1993.

(2) A company with a class of securities registered under the Securities Exchange Act of 1934.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

         The Board of Directors held three formal meetings during the fiscal year ended July 1, 1995, at which all of the directors attended.

         The Audit Committee of the Board of Directors consists of Mr. Netterville, Mr. Henderson and Mr. Barrow. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors; reviewing the audit plan, financial statements and audit results; reviewing with internal accounting officers and independent auditors the accounting practices and policies, and overall accounting and financial controls; and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The committee met two times during the 1995 fiscal year, and all members were present at all meetings.

         The Compensation Committee of the Board of Directors consists of Mr. Atherton, Mr. Griffin, Mr. Henderson and Mr. Netterville, none of whom are employed by the Company. This committee held one formal meeting in fiscal 1995, at which all members were in attendance. The Compensation Committee acts as the Stock Option Plan Committee as set forth in the Company's 1989 Incentive Stock Option Plan, and in addition administers the Company's employee compensation and benefit plans, makes annual recommendations to the Board of Directors concerning compensation to executive officers, considers and makes recommendations with respect to executive compensation policies, and considers and acts upon such other related matters as the Board may direct or request.

EXECUTIVE COMPENSATION

         The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the fiscal year ended July 1, 1995 for services by each of the chief executive officer and the other four highest paid executive officers of the Company who were serving as such at the end of fiscal 1995 whose total salary and bonus exceeded $100,000.

                                                SUMMARY COMPENSATION TABLE
                                                                                           Long-Term
                                                                                          Compensation
                                                            Annual Compensation             Awards (2)
                                                   ------------------------------------    -----------
                                                                           Other Annual                      All Other
 Name and Principal Position      Year         Salary          Bonus    Compensation(1)    Options(3)       Compensation (4)
 ---------------------------      -----        ------          -----    ---------------    ----------       ---------------
 Alan V. Kaufman                 1995        $204,000    $    -0-               $33,106         5,000            $57,979
 President and                   1994         200,000         -0-                28,655        10,000             57,979
 Chief Executive Officer(5)      1993         200,000         -0-                28,275          -0-              57,979

 Robert G. Barrow                1995        $184,000    $    -0-               $17,348         5,000            $56,987
 Executive Vice President        1994         180,000         -0-                35,739        10,000             56,987
 and Chief Financial             1993         180,000         -0-                20,889          -0-              56,987
 Officer(5)

 Jeffrey V. Kaufman              1995        $130,000    $    -0-               $15,204         3,000            $ 2,304
 Senior Vice President -         1994         130,000         -0-                11,435          -0-               2,304
 National Operations Manager     1993(6)      100,000         10,000             16,208        10,250              2,304


(1) The amounts shown in this column for the last fiscal year include the following perquisites or personal benefits which exceeded 25% of the total of such benefits reported for each such officer: medical expense reimbursements of $16,180 to Mr. Alan Kaufman and $10,406 to Mr. Jeffrey Kaufman, and company automobile allowances and use of company automobiles of $16,926 to Mr. Alan Kaufman, $14,885 to Mr. Barrow and $4,800 to Mr. Jeffrey Kaufman.

(2) The Company has no restricted stock award plans and no long term incentive plans as those terms are defined by applicable SEC rules.

(3) The Company's Incentive Stock Option Plan provides for grants of stock appreciation rights (SAR's) in tandem with options, but no SAR's have been granted during the past three fiscal years.

(4) The amounts shown in this column for the last fiscal year include Company contributions to a defined contribution variable life insurance plan for management and administrative employees, in the amounts of $18,979 for Mr. Alan Kaufman, $17,987 for Mr. Barrow and, $2,304 for Mr. Jeffrey Kaufman. With respect to Mr. Alan Kaufman and Mr. Barrow, these amounts also include $4,000 each in individual retirement account contributions, and $35,000 each in dollar value of premiums paid by the Company for their benefit for split- dollar life insurance with respect to term life insurance and to premium amounts unrelated to term life insurance coverage. On termination of the insurance policy the beneficiaries are obligated by contract to refund to the Company all premiums paid.

(5) Effective August 21, 1995 Robert G. Barrow assumed the position of President and Chief Executive Officer of the Company. Alan V. Kaufman continues as Chairman of the Board of the Company.

(6) Mr. Jeffrey Kaufman, who is the son of Mr. Alan Kaufman, first became an executive officer during fiscal 1993. The amounts shown reflect compensation for the full year.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in fiscal 1995 to the named executive officers.

                                                                                          Potential Realizable Value
                                                                                            at Assumed Annual Rates
                                                                                          of Stock Price Appreciation
                                 Individual Grants                                            For Option Term(4)
---------------------------------------------------------------------------------------   ---------------------------
                                         Percent of Total
                                        Options Granted        Exercise
                            Options        to Employees        or Base       Expiration
          Name            Granted(1)    in Fiscal Year(2)      Price(3)         Date             5%            10%
   -------------------    ----------    -----------------    -----------    -----------      ---------       -------
 Alan V. Kaufman             5,000            13.2%            $13.06         8-23-99         $10,467        $30,312
 Robert G. Barrow            5,000            13.2              11.88         8-23-99          16,404         36,249
 Jeffrey V. Kaufman          3,000             7.9              11.88         8-23-99           9,843         21,749

(1) SAR's in tandem with options may be granted under the Company's Incentive Stock Option Plan, but no SAR's were granted during fiscal 1995. Options are immediately exercisable, and expire five years after the date of grant.

(2) Based on 38,000 options granted to all employees in the fiscal year ended July 1, 1995. This amount does not include options for 4,000 shares granted to non-employee directors.

(3) Options are exercisable at fair market value (the average of the high and low prices for the Company's common stock) on the date of grant. In the case of persons owning more than 10% of the Company's outstanding stock, the exercise price is 110% of fair market value on the date of grant.

(4) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates specified by SEC rules; they are not intended to forecast future appreciation of the Company's stock price.

                      AGGREGATED OPTION EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information on option exercises in fiscal 1995 by the named executive officers and the value of each such officer's unexercised options at July 1, 1995.

                                                                   Number of                  Value of Unexercised
                                                                  Unexercised                     In-the-Money
                                                                  Options/SARs                    Options/SARs
                                                               at Fiscal Year End              at Fiscal Year End(1)
                                                           ----------------------------    ----------------------------
                       Shares Acquired
     Name               on Exercise      Value Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
------------------   -----------------   --------------    -----------    -------------    -----------    --------------

Alan V. Kaufman             - 0 -             - 0 -           26,250           - 0 -          $22,838         - 0 -

Robert G. Barrow            - 0 -             - 0 -           26,250           - 0 -           22,838         - 0 -

Jeffrey V. Kaufman          - 0 -             - 0 -           19,250           - 0 -           19,307         - 0 -

(1) Based on $9.00 per share, the average of bid and ask prices reported by NASDAQ on July 3, 1995.

COMPENSATION OF DIRECTORS

         Four of the six present directors are not salaried employees of the Company. For their services in fiscal 1995 those directors were paid a fee of $650 for each meeting of the Board of Directors and each committee meeting (if not held in conjunction with a Board meeting) attended.

         The non-employee directors also received grants of options for 1,000 shares each in fiscal 1995, pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan provides for the granting of stock options under a non-discretionary formula by which each non-employee director serving as such on August 1 of each year receives an option to purchase 1,000 shares of the Company's common stock. The options are immediately exercisable, at an exercise price equal to the fair market value of the common stock on the date of grant, and expire five years from the date of grant. The Directors Plan reserves 75,000 shares of the Company's common stock for issuance upon exercise of the non-qualified stock options to purchase. The Plan will terminate in 2001. Directors are eligible to participate if they are not employed by the Company or its subsidiaries. Options for an aggregate of 20,000 shares (as adjusted) had been granted as of the 1995 fiscal year end and 55,000 shares remained available for grant under this Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors was established in June of 1993. The members of the Committee are Messrs. William S. Atherton, Joe Lee Griffin, Louis C. Henderson, Jr., and Jake L. Netterville, who are all of the non-employee members of the Board. Prior to June, 1993, the Board did not have a committee performing the functions of a compensation committee, except the Stock Option Committee (also composed of the same four non-employee directors), and until that time the entire Board, including Mr. Alan Kaufman and Mr. Barrow, participated in deliberations concerning executive officer compensation. Mr. Kaufman and Mr. Barrow continue to make recommendations to and are consulted by the Committee. Other than Mr. Kaufman and Mr. Barrow, no other officer, employee or former officer of the Company or any subsidiary participated in such deliberations during the 1995 fiscal year.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         Mr. Alan Kaufman and Mr. Barrow, together with one other former executive officer are general partners of WESCO Associates, which leases to the Company its executive offices and commissary at Birmingham, Alabama, and of CBK Associates, which leases to the Company its catering offices and commissary in Memphis, Tennessee. The leases were entered into in April 1979 and February 1981, respectively, for terms of 10 years, and subsequently extended for five year terms ending in 1994 and 1996, respectively, and both provide for annual escalation of rents based on the consumer price index. In August, 1994 the term of the WESCO Associates lease was extended for an additional five years, to June 30, 1999. The space leased from CBK Associates was increased by approximately 40% in 1990, and in April 1995, this lease was extended four additional years to June, 2000. During the Company's 1993, 1994 and 1995 fiscal years, rents paid to WESCO Associates were $31,428, $32,400 and $33,204, respectively, and rents paid to CBK Associates were $74,808, $77,124 and $79,056, respectively.

         Mr. Alan Kaufman, Mr. Robert Barrow, Mr. Jeffrey Kaufman and Mr. Steve Barrow (Mr. Robert Barrow's son and an employee of the Company since 1988) are general partners in Rex Associates, which leases to the Company its administrative offices in Memphis, Tennessee. The administrative office lease was entered into as of May 1994 for a term of 10 years, and provides for an annual escalation of rents based on the consumer price index. During the Company's fiscal year 1995, rent paid to Rex Associates totalled $25,875.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In June 1993, the Board of Directors created a Compensation Committee, composed of the four non-employee members of the Board, to consider and act on matters concerning compensation to executive officers. In addition, this Committee serves as the Stock Option Plan Committee as set forth in the Company's 1989 Incentive Stock Option Plan.

COMPENSATION POLICIES

         Though the Committee has not to date adopted a formal policy addressing executive compensation, the structure of the Company's executive compensation is reflective of the principle that the compensation of its named executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. Through this link between pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental stockholder value.

         In keeping with these general objectives, the key components of compensation for the named executive officers have for a number of years consisted of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options.

         Members of the Committee believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus, but the Committee has not commissioned any studies or reviewed any specific information concerning compensation practices of other companies. As this is necessarily an imprecise basis for comparison, the Committee is unable to measure with any specificity the compensation paid by the Company against that paid by other companies. Solely on the basis of the Committee's general knowledge and experience, it is believed that the Company's compensation levels are generally commensurate with those of similar companies. Other than the Annual Performance Bonus criteria outlined below, compensation of the named executive officers is a subjective determination and has not been determined by reference to any specific criteria or factors related to corporate performance.

         Annual Performance Bonuses. In fiscal 1995, the Company's formula for annual performance bonuses for the two most senior officers (Mr. Alan Kaufman, the president and chief executive officer for fiscal 1995, and Mr. Barrow, the executive vice president and chief financial officer for fiscal 1995) was based upon the achievement of a specified goal for annual net after-tax earnings.
For the purpose of this bonus program, net after-tax earnings are to be computed as if any bonuses earned had been paid. Upon attainment of the target amount, these two executives would be eligible for bonuses of up to 30% of their base salaries. As discussed in more detail later, no bonuses were paid in 1995.

         For other senior employees, including the other named executive officers, 1995 annual performance bonuses were conditioned upon attainment of
(1) positive "same store" sales, (2) a specified gross profit margin (as a percentage of sales), and (3) for certain employees, a specified net division profit (as a percentage of sales). No specific relative weight was assigned to any of the three criteria; if all three Company performance criteria were met, employees of this rank were eligible for bonuses of up to 25% of their base salaries, based upon management's subjective evaluation of each individual's overall performance. Management's evaluation of individual performance may, but need not, include specific factors or the achievement of individual goals. While the sales thresholds were met in fiscal 1995, the other Company performance criteria were not met, and no bonuses were paid to the other named executive officers.

         Stock Options. Stock Options are granted by the Committee to executive officers, as well as other employees, based upon the Committee's subjective evaluation of employees' general overall performance and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating among different levels of responsibility within the Company or for otherwise determining the number of options granted to an individual or to all employees in the aggregate. The Committee's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership. The Company has historically awarded options to employees once a year. For a number of years these grants were made shortly after the end of the most recently concluded fiscal year; in the fiscal year ended July 3, 1993, this practice was changed and options were awarded during the last quarter of the fiscal year, resulting in two separate grants during the 1993 fiscal year. The Committee awarded a total of 38,000 options in fiscal 1995, of which 5,000 each were granted to Mr. Alan Kaufman and Mr. Barrow, and 3,000 were granted to Mr. Jeffrey Kaufman.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         In the fiscal year ended July 1, 1995, Mr. Kaufman's base salary was $204,000. At his request, Mr. Kaufman's base salary has been kept at approximately the same level it has been since 1991. In determining the chief executive officer's base salary, the Committee has not considered any specific factors or criteria, and has relied only on the general principles outlined in the "Compensation Policies" discussion above. Under the guidelines as outlined in "Annual Performance Bonuses" above, no bonus was awarded in fiscal 1995, based upon the fact that the target goal for annual net after-tax earnings, as that is computed for this bonus program, was not met.

         The Committee noted that the Company experienced record revenues in fiscal 1995, its best revenue performance in its twenty-eight year history. However, no cash bonuses were paid as earnings were below predetermined goals for bonus purposes.

         In light of the Company's record revenues and net income during fiscal 1994, the Committee awarded options for 5,000 shares each to Mr. Kaufman and Mr. Barrow in August 1994. The Committee believes this approach is consistent with the Company's ongoing effort to find a healthy balance between short-term and long-term performance for the Company and its shareholders, and between compensation incentives that encourage those results.

         All members of the Compensation Committee concur in this report to the shareholders.

             William S. Atherton                        Louis C. Henderson, Jr.
             Joe Lee Griffin                            Jake L. Netterville

                               PERFORMANCE GRAPH

         The graph below sets forth Company's cumulative total stockholder return over the last five years compared to the NASDAQ Stock Market - U.S. and the Standard & Poor's Restaurants indexes. Stock price performance over the past five years is not necessarily indicative of future results.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG WALL STREET DELI, INC., THE NASDAQ STOCK MARKET-US INDEX
                        AND THE S & P RESTAURANTS INDEX

                                          Cumulative Total Return
                                --------------------------------------------
                                6/90     6/91    6/92    6/93    6/94   6/95
Wall Str Deli Inc               100       95     103     178     193    138

NASDAQ STOCK MARKET-US          100      106     127     160     162    215

S & P RESTAURANTS               100       97     133     144     167    219

*  $100 INVESTED ON 06/30/90 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING JUNE 30.


Assumes $100 invested in Wall Street Deli, Inc., NASDAQ Stock Market - U.S., and S&P Restaurants indexes on June 30, 1990.

Total return calculations assume annual dividend reinvestment. Wall Street Deli, Inc. has never paid a cash dividend.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended July 1, 1995, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

         Of those persons who, at any time during the fiscal year ended July 1, 1995, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, none of such persons failed to file, on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years.

                               PROPOSAL NUMBER 2:

                     RATIFICATION OF AUTHORIZATION FOR THE
              AUDIT COMMITTEE TO SELECT 1995 INDEPENDENT AUDITORS

         The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the fiscal year ending June 29, 1996, subject to approval by the shareholders at the Annual

Meeting. BDO Seidman, LLP, Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending July 1, 1995, and has performed this function for the Company since 1971. Representatives of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

         The Board of Directors of the Company recommends ratification of authorization for the Audit Committee to select the Company's independent auditors for the 1996 fiscal year. The affirmative vote of a majority of the votes cast at the meeting is necessary to approve this proposal.

         The Board of Directors recommends a vote FOR Proposal number 2.

                                 OTHER MATTERS

         The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                            SHAREHOLDERS' PROPOSALS

         Any proposal which a shareholder expects to present at the next annual meeting to be held in 1996 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than May 20, 1996, in order to be included in the proxy material for the 1996 meeting. All proposals must be sent to the Company by Certified Mail, Return Receipt Requested, and must comply with the Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

         THE ANNUAL REPORT OF THE COMPANY WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO ROBERT G. BARROW, PRESIDENT, WALL STREET DELI, INC., 5683 SOUTH REX ROAD, MEMPHIS, TENNESSEE 38119.

                                        By Order of the Board of Directors



                                        Alan V. Kaufman
                                        Chairman of the Board

                                                                      APPENDIX A


PROXY                       WALL STREET DELI, INC.

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 2, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Alan V. Kaufman and Robert G. Barrow and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Wall Street Deli, Inc. (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on November 2, 1995, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below)

    Alan V. Kaufman, Robert G. Barrow, Jeffrey V. Kaufman, William S. Atherton,
         Joe Lee Griffin, Louis C. Henderson, Jr. and Jake L. Netterville

      / / FOR all nominees listed above                 / / VOTE WITHHELD
        (except as marked to the contrary)                to vote for all nominees listed above

    (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

    ----------------------------------------------------------------------------

2. Ratification of authorization for the Audit Committee to select the Company's independent auditors.

                / / FOR            / / AGAINST            / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

Dated ____________________, 19___    Phone No.__________________________________


                                                ________________________________
                                                        Signature of Stockholder

                                                ________________________________
                                                        Signature of Stockholder

                                                Where stock is registered
                                                jointly in the names of two or
                                                more persons, ALL should sign.
                                                Signature(s) should correspond
                                                exactly with the name(s) as
                                                shown above. Please mark, sign,
                                                date, and return the proxy card
                                                promptly in the enclosed
                                                envelope. No postage need be
                                                affixed if mailed in the United
                                                States.

                                                PLEASE COMPLETE, DATE, SIGN AND
                                                MAIL THIS PROXY PROMPTLY IN THE
                                                ENCLOSED POSTAGE-PAID ENVELOPE.